EXHIBIT VI

                             JOINT FILING AGREEMENT

     WHEREAS, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and all subsequent amendments to this statement on Schedule 13D shall be on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or her contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or she knows of reason to believe that such information is not accurate.


                                     GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                     GSCP OFFSHORE FUND, L.P.
                                     GREENWICH FUND, L.P.
                                     GREENWICH STREET EMPLOYEES FUND, L.P.
                                     TRV EXECUTIVE FUND, L.P.

Dated:  November 8, 1999             By:  Greenwich Street Investments II,
                                          L.L.C., their general partner

                                          By: /s/ Sanjay H. Patel
                                             -----------------------------------
                                             Name: Sanjay H. Patel
                                             Title: Managing Member


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                                     GSCP, Inc.

                                     By: /s/ Keith W. Abell
                                        ----------------------------------------
                                        Name: Keith W. Abell
                                        Title: Senior Managing Director


                                     GREENWICH STREET INVESTMENTS II, L.L.C.,

                                     By: /s/ Sanjay H. Patel
                                        ----------------------------------------
                                        Name: Sanjay H. Patel
                                        Title: Managing Member

                                     /s/ Alfred C. Eckert III
                                     -------------------------------------------
                                     Alfred C. Eckert III


                                     /s/ Keith W. Abell
                                     -------------------------------------------
                                     Keith W. Abell


                                     /s/ Sanjay H. Patel
                                     -------------------------------------------
                                     Sanjay H. Patel


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